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                                                                       Exhibit 2

                             Joint Filing Agreement

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Class B Common Stock of Sequa Corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 8th day of April, 2002.

Date: April 8, 2002

                                             Gail Binderman, Mark Alexander and
                                             Sharon Zoffness as Trustees u/i dtd
                                             March 27, 2002

                                             By:  /s/ Gail Binderman
                                                  ------------------
                                             Gail Binderman
                                             Trustee

                                             /s/ Gail Binderman
                                             ------------------
                                             Gail Binderman

                                             /s/ Mark Alexander
                                             ------------------
                                             Mark Alexander

                                             /s/ Sharon Zoffness
                                             -------------------
                                             Sharon Zoffness